PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	February 2,	November 3,
	2014	2013
Assets

Current assets:
Cash and cash equivalents	$189,228	$215,615
Accounts receivable	72,046	73,357
Inventories	19,566	18,849
Other current assets	11,273	10,645

Total current assets	292,113	318,466

Property, plant and equipment, net	434,201	422,740
Investment in joint venture	93,104	93,124
Intangible assets, net	32,634	34,080
Other assets	18,716	17,519

	$870,768	$885,929

Liabilities and Equity

Current liabilities:
Current portion of long-term borrowings	$9,387	$11,818
Accounts payable and accrued liabilities	105,856	92,769

Total current liabilities	115,243	104,587

Long-term borrowings	161,080	182,203
Other liabilities	13,241	11,308

Equity	581,204	587,831

	$870,768	$885,929